CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No.20 to the Registration Statement of Franklin New York Tax-Free Income Trust on Form N-1A, File No.33-7785, of our report dated January 31, 2002, relating to the financial statements and financial highlights of Franklin New York Tax-Free Income Trust which appear in the December 31, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                   /s/PricewaterhouseCoopers LLP


San Francisco, California
April 25, 2002